EXHIBIT 10.1



                                AGREEMENT OF SALE

                                  BY AND AMONG

                   FOSTER BROTHERS CORPORATION (AS PURCHASER)

                                       AND

                           BROTHERS COFFEE BARS, INC.,

                         BROTHERS GOURMET COFFEES, INC.

                                       AND

                       BROTHERS RETAIL CORP. (AS SELLERS)

                                AND JOINED IN BY

                                   KENT FOSTER

                                 (AS GUARANTOR)

                           DATED AS OF MARCH 27, 1996


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.       Sale of Assets......................................................  2
         a.       Transferred Assets.........................................  2
         b.       Excluded Assets............................................  3
         c.       Amendments to Schedule 1(a)................................  3

2.       Purchase Price......................................................  3
         a.       Calculation; Timing of Payment.............................  3
         b.       Allocation of Purchase Price...............................  4
         c.       Transition Payments........................................  4

3.       Assumption of Certain Liabilities...................................  4
         a.       Nonassumed Liabilities.....................................  4
         b.       Assumed Liabilities........................................  4

4.       Other Agreements....................................................  5
         a.       Employee Matters...........................................  5
         b.       Bulk Transfers.............................................  5
         c.       License to Use Name........................................  5
         d.       Brothers Keeper and Brothers Sleeper.......................  5
         e.       Access to Books and Records................................  6
         f.       Preservation of Goodwill...................................  6
         g.       Non-Compete................................................  6
         h.       Confidentiality............................................  6
         i.       Sellers to Operate in Ordinary Course of Business..........  7
         j.       Certain Defaults...........................................  7
         k.       Additional Actions.........................................  8

5.       Conditions to Closing, Closing and Deliveries at
         Closing.............................................................  8
         a.       Conditions to Purchaser's Obligations......................  8
         b.       Conditions to Sellers' Obligations......................... 10
         c.       Location of Closing and Closing Date....................... 10
         d.       Deliveries at Closing...................................... 10

6.       Representations and Warranties of Sellers........................... 11
         a.       Due Incorporation and Authorization........................ 11
         b.       Violation.................................................. 12
         c.       Consents................................................... 12
         d.       Schedule of Assets......................................... 12
         e.       Encumbrances............................................... 12
         f.       Misstatements and Omissions................................ 12
         g.       Litigation................................................. 13
         h.       Financial Information...................................... 13
         i.       Ordinary Course of Business................................ 13
         j.       Compliance with Laws....................................... 13
         k.       Inventories................................................ 14

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         l.       Permits and Licenses....................................... 15
         m.       Material Contracts......................................... 15
         n.       Labor Matters.............................................. 15
         o.       Taxes...................................................... 15
         p.       Other Transactions......................................... 16
         q.       Leases and Real Property................................... 16
         r.       Absence of Undisclosed Liabilities......................... 16
         s.       Full Disclosure............................................ 16

7.       Exclusion of Warranties............................................. 16
         a.       No Warranties.............................................. 16
         b.       Limited Warranty........................................... 17

8.       Representations and Warranties of Purchaser......................... 17
         a.       Due Incorporation and Authorization........................ 17
         b.       Violation.................................................. 18
         c.       Consents................................................... 18
         d.       Misstatements and Omissions................................ 18
         e.       Litigation................................................. 18
         f.       Financing.................................................. 18

9.       Indemnification..................................................... 18
         a.       Survival of Representations and Warranties................. 18
         b.       Agreement to Indemnify..................................... 18
         c.       Procedure for Indemnification.............................. 19
         d.       Limitations on Indemnification............................. 20
         e.       Remedies Exclusive......................................... 20
         f.       Payments................................................... 20

10.      Transfer; Risk of Loss.............................................. 21
         a.       Transfer of Assets and Assumption of Assumed
                  Liabilities................................................ 21
         b.       Risk of Loss............................................... 21

11.      Certain Transition Provisions....................................... 21
         a.       Taxes and Rents............................................ 21
         b.       Pre-Closing Credits........................................ 21
         c.       Post-Closing Charges....................................... 21
         d.       Supply Agreement........................................... 22
         e.       Personnel Support.......................................... 22

12.      Taxes and Expenses.................................................. 22

13.      Public Announcements................................................ 22

14.      Miscellaneous....................................................... 23
         a.       Waiver..................................................... 23
         b.       Expenses and Absence of Commissions........................ 23
         c.       Notices.................................................... 23
         d.       Assignability and Benefit.................................. 23
         e.       Construction............................................... 24

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         f.       Entire Agreement........................................... 24
         g.       Counterparts............................................... 24
         h.       Attorneys' Fees............................................ 24
         i.       Guarantor's Guaranty....................................... 25

                                       iii


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                                    SCHEDULES

         1(a)                       -       Assets
                  1(a)(i)                   -        Leases
                  1(a)(ii)                  -        FF&E
                  1(a)(iii)                 -        Licenses
                  1(a)(vi)                  -        Blueprints
                  1(a)(vii)                 -        POS Equipment
                  1(a)(viii)                -        Computers and Software
         2(b)                       -       Allocation of Purchase Price
         4(d)                       -       Brothers Keeper and Brothers Sleeper
                                            Technology and Equipment
         4(g)                       -       Non-Compete Exceptions
         6(b)                       -       Violation
         6(c)                       -       Consents
         6(e)                       -       Encumbrances
         6(g)                       -       Litigation
         6(h)                       -       Financial Information
         6(i)                       -       Ordinary Course of Business
         6(j)                       -       Compliance with Laws
         6(l)                       -       Permits and Licenses
         6(m)                       -       Material Contracts
         6(n)                       -       Labor Matters
         6(q)                       -       Leases and Real Property
         11(e)                      -       Personnel Support


                                    EXHIBITS

         Exhibit A:                 Assumption Agreement
         Exhibit B:                 Form of Opinion of Ballard Spahr Andrews &
                                    Ingersoll
         Exhibit C:                 Bills of Sale
         Exhibit D:                 Form of Lease Assignment

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                                AGREEMENT OF SALE

                  THIS AGREEMENT OF SALE (this "Agreement") is made this 27th day of March, 1996 by and among (1) BROTHERS COFFEE BARS, INC. ("Bars"), BROTHERS GOURMET COFFEES, INC. ("Brothers") and BROTHERS RETAIL CORP. ("Retail"), all three of which are Delaware corporations whose principal places of business are located at 2255 Glades Road, Suite 100E, Boca Raton, Florida 33431 (each of Bars, Brothers and Retail is sometimes individually referred to herein as a "Seller," and all of them are sometimes collectively referred to herein as "Sellers"), (2) FOSTER BROTHERS Corporation, a Delaware corporation having its principal place of business at c/o Global Communications Systems Incorporated, 5550 Friendship Boulevard, Suite 260, Chevy Chase, Maryland, 20815 (referred to herein as "Purchaser") and (3) KENT FOSTER, the sole shareholder of Purchaser ("Guarantor"). Each of the Sellers and the Purchaser is sometimes referred to herein as a "Party," and all of them are sometimes collectively referred to herein as the "Parties."

                                    RECITALS

                  WHEREAS, Sellers are engaged through the "Brothers" trade name in the business of retail sales of coffee and other food, beverage, accessory and specialty items, as conducted through five (5) store locations (and as was planned to be conducted at one (1) location for a store not yet built, the "Dark Lease") (as more specifically described in the leases set forth in SCHEDULE 1(A)(I)) (individually, a "Store" and collectively, the "Stores") (collectively, the "Business");

                  WHEREAS, Sellers desire (1) to sell to Purchaser certain of their assets as more fully described in Paragraph 1(a) below, which assets include, without limitation, real property leasehold interests for the five (5) Stores and one (1) Dark Lease, and (2) that Purchaser assume certain of the Sellers' liabilities under the terms and conditions as hereinafter set forth;

                  WHEREAS, Purchaser desires to purchase said assets, and is willing to assume said liabilities, all under the terms and conditions as hereinafter set forth; and

                  WHEREAS, Guarantor owns one hundred percent (100%) of the issued and outstanding stock of the Purchaser; and

                  WHEREAS, Guarantor is joining in this Agreement for the sole purpose of guaranteeing the performance by Purchaser of its obligations hereunder.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants and representations of the Parties contained herein and for other good and valuable consideration, the receipt and



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sufficiency of which are hereby acknowledged, it is hereby agreed by the Parties as follows:

                  1.       SALE OF ASSETS.

                           a.       TRANSFERRED ASSETS.  On the Closing Date (as
defined in Paragraph 5(c) below), Sellers shall sell, transfer, assign, convey and deliver to Purchaser, for the consideration hereinafter provided, all right, title and interest in and to all of the assets used in or useful to the Business, as such assets are enumerated in SCHEDULE 1(A) (the "Assets"), which Assets specifically include:

                                  (i)       All of Sellers' right, title and
interest under the real property leases for the Store locations described in
SCHEDULE 1(A)(I), true and complete copies of which leases have been delivered by Sellers to Purchaser prior to the date hereof (the "Leases"), and the related security deposits.

                                 (ii)       All the stock-in-trade, retail
inventory, supplies, furniture, fixtures and equipment, leasehold improvements, telephone equipment, telephone numbers (if assignable), rights in and to personal property and other property used in the Business, as described in
SCHEDULE 1(A)(II) (the "FF&E").

                                (iii)       All licenses and permits issued for
use by Sellers at the Stores, if and to the extent so assignable, as described in SCHEDULE 1(A)(III) (the "Licenses").

                                 (iv)       All customer address cards,
profiles, mailing lists and all other information regarding Sellers' current and potential customers at the Stores.

                                  (v)       All hiring, training, operations,
personnel, quality control, marketing and other manuals or systems owned by Sellers, including any computer-based or on-line systems, that are used in or were developed for the operation of the Stores.

                                 (vi)       All existing plans or designs for
the Stores and for capital and cost reduction projects in process at or currently planned in connection with the Stores (collectively, the "Blueprints"), as described in SCHEDULE 1(A)(VI).

                                (vii)       All cash registers and polling
systems used in or for the Stores, as described in SCHEDULE 1(A)(VII) (the "POS Equipment").

                               (viii)       The personal computers used at the
Store locations, including, to the extent assignable, all related packaged and developed software, analysis sheets and business forms

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(i.e., time sheets, inventory control, etc.) used in Sellers' day- to-day operation of the Stores, Lotus Notes and the specialized programming developed to download and process Store operations data, as described in SCHEDULE 1(A)(VIII) (the "Computer Equipment").

                                 (ix)       Subject to Paragraph 4(d) below, all
Brothers Keeper/Sleeper bean storage equipment.

                                  (x)       All training, operations, personnel,
quality control and marketing manuals and/or systems, including those which are computer based.

                                 (xi)       All rights of Sellers under any and
all express or implied warranties from Sellers' suppliers with respect to the Assets, if and to the extent assignable.

                           b.       EXCLUDED ASSETS.  This sale does not include
any assets of Sellers other than those specifically described in SCHEDULE 1(A).

                           c.       AMENDMENTS TO SCHEDULE 1(A).  Sellers shall
have the right to amend and update SCHEDULE 1(A) through the Closing Date. No such amendment to SCHEDULE 1(A) shall reduce the number of Stores and related Leases that are the subject of this Agreement, nor shall any such amendment have the effect of reducing by more than $2,500 the value of the Assets or of any particular Store, or adversely affecting by more than $2,500 the potential future operations of any particular Store.

                  2.       PURCHASE PRICE.

                           a.       CALCULATION; TIMING OF PAYMENT.  The total
purchase price for the Assets payable by Purchaser shall be Four Hundred Thousand Dollars ($400,000) (the "Purchase Price"). The Purchaser shall pay the Purchase Price at the following times in the following manner and subject to the following conditions:

                                  (i)       Fifty percent (50%) of the Purchase
Price, Two Hundred Thousand Dollars ($200,000), (the "Downpayment") shall be paid by Purchaser to Sellers at Closing in cash by federal funds wire transfer pursuant to written wire instructions provided by Sellers to Purchaser at least three (3) business days prior to Closing.

                                 (ii)       The balance of the Purchase Price,
Two Hundred Thousand Dollars ($200,000) (the "Purchase Reserve") shall be paid by Purchaser to Sellers on October 1, 1996, in cash by federal funds wire transfer pursuant to written wire instructions provided by Sellers to Purchaser on or before September 26, 1996.

                                       3

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                           b.       ALLOCATION OF PURCHASE PRICE.  Sellers and
Purchaser shall allocate the Purchase Price among the Assets as set forth on
SCHEDULE 2(B) hereto, using the allocation method required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. Sellers and Purchaser each agree to report the federal, state and local income and other tax consequences of the transactions contemplated herein, and in particular to report the information required by Code Section 1060(b), in a manner consistent with such allocation and will not take any position inconsistent therewith.

                           c.       TRANSITION PAYMENTS.  Sellers and Purchaser
agree to make the payments described in Paragraph 11 below to each other as provided for in Paragraph 11.

                  3.       ASSUMPTION OF CERTAIN LIABILITIES.

                           a.       NONASSUMED LIABILITIES.  Except as
specifically provided in Paragraph 3(b) below, Purchaser shall not assume and shall not acquire, take over, or be responsible for any liabilities or obligations of the Sellers presently in existence, including, without limitation, all liabilities and obligations relating to the Business, Lease related commitments to contractors and landlords for Store build-outs, deferred rents or any other ongoing non-lease related items (such liabilities or obligations not assumed by Purchaser hereunder being herein referred to as the "Nonassumed Liabilities") and Sellers shall indemnify, defend and hold harmless Purchaser from all loss, cost, damage or expense related to the Nonassumed Liabilities. The parties intend for Purchaser to acquire ownership of the Assets free and clear of all claims, liens or encumbrances, except those claims, liens or encumbrances which the Purchaser has agreed to assume or take subject to as provided in Paragraph 3(b) below. The Sellers shall prior to Closing fulfill all construction, consulting and similar commitments (other than the payment of rent for periods after the month in which the Closing occurs) to landlords under the Leases.

                           b.       ASSUMED LIABILITIES.  At Closing, Purchaser
shall, pursuant to the terms of an Assumption Agreement in the form and substance of Exhibit A hereto, (i) assume and agree to perform the obligations of the Sellers arising after the Closing Date under the Leases, (ii) assume and agree to perform the obligations of Sellers arising after the Closing Date under all personal property leases set forth on SCHEDULE 1(A)(II), (iii) satisfy all costs arising after the Closing Date under service agreements set forth on
SCHEDULE 1(A)(II), (iv) assume and agree to perform the obligations of Sellers under the Dark Lease and (v) assume and agree to perform the obligations of Sellers under the Lease located at 3238 Wisconsin Avenue, N.W., Washington, D.C., the Zebra Room, and the separate Consulting Agreement (the "Consulting Agreement"), by and between Brothers Gourmet Coffees, Inc. and Zebra


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Corporation, dated as of September 13, 1994, as amended (collectively referred to herein as the "Assumed Liabilities"), and shall indemnify, defend and hold harmless Sellers from all loss, cost, damage or expense related to the Assumed Liabilities, except as provided for in Paragraph 10 below.

                  4.       OTHER AGREEMENTS.

                           a.       EMPLOYEE MATTERS.  Purchaser shall not
assume, acquire, take over or be responsible for any liabilities or obligations of Sellers pursuant to any contract between Sellers and any of their employees. After the date hereof, Purchaser may interview any or all of Sellers' employees involved in the day-to- day operations of the Stores; provided, that, if the transaction contemplated by this Agreement does not close as provided herein, Purchaser shall not initiate contact with any of such employees for the purpose of inducing such employee to leave the employ of the Sellers until the date that is eighteen (18) months after the date hereof.

                           b.       BULK TRANSFERS.  Purchaser and Sellers agree
to waive the Uniform Commercial Code provisions relating to bulk transfers ("Bulk Sales Laws") with respect to the transactions contemplated by this Agreement. Sellers shall indemnify and hold Purchaser, its directors, officers, employees and agents harmless from and against all damages, costs and expenses arising out of the noncompliance with the Bulk Sales Laws.

                           c.       LICENSE TO USE NAME.  Sellers shall permit
Purchaser to use the "Brothers" trade name and trademark for a period not to exceed six (6) months following the Closing Date, in displays, signage and postings and on cups, stationery, packaging materials, supplies or inventory, and Purchaser shall discontinue any use thereof upon the expiration of such six-month period. Purchaser acknowledges that the failure to discontinue the use of the "Brothers" trade name and trademark at such time will cause irreparable damage to Sellers and that Sellers will be entitled to seek all available remedies at law and in equity against Purchaser.

                           d.       BROTHERS KEEPER AND BROTHERS SLEEPER.
Purchaser shall have the royalty-free right and perpetual, worldwide license to use the Brothers Keeper and Brothers Sleeper technology and equipment (as described on SCHEDULE 4(D) hereto) in the Stores (the "License"); provided, however, that Sellers shall retain any and all patent and other intellectual property rights in such equipment other than the License and, except as provided elsewhere herein, shall not be responsible following the Closing for (i) any warranties with respect to such technology and equipment, except as provided in this Agreement, (ii) any enhancements or modifications to such technology and equipment following the Closing or (iii) providing to Purchaser any

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additional technology or equipment other than the technology and equipment in
Sellers' retail stores on the Closing Date as set forth on SCHEDULE 4(D) hereto.

                           e.       ACCESS TO BOOKS AND RECORDS.  Purchaser may,
prior to the Closing Date, through its representatives, review the properties, books and records of Sellers as they relate to the Assets and the Stores to inspect such Assets and Stores and familiarize itself with the Assets, the Leases and other matters related to the Assets and the Stores. Sellers shall, at Purchaser's expense, permit Purchaser and its representatives to have, from time to time after the Closing Date, full access to the premises and to all the books and records of Sellers related to the Assets and the Stores and to cause the officers of Sellers to cooperate with and to furnish Purchaser with such financial and operating data and other information with respect to the Financial Statements (as defined in Paragraph 6(h) below), Assets and the Stores as Purchaser shall from time to time reasonably request for the purpose of conducting an audit or such other purposes related to the Business.

                           f.       PRESERVATION OF GOODWILL.  After the date
hereof and through the Closing Date, Sellers shall use reasonable efforts to preserve for Purchaser the goodwill the Sellers have developed with their suppliers, customers and other persons having business relations with the Sellers with respect to the Stores.

                           g.       NON-COMPETE.  Except as set forth in
SCHEDULE 4(G), Sellers shall not own, operate, license or franchise any retail locations in the United States that sell prepared coffee beverages and/or food items (whole beans only and the existing locations and licensing agreements listed in SCHEDULE 4(G) excepted) for a period of five (5) years from Closing. Notwithstanding, Sellers may prepare or license the preparation and distribution of coffee beverages with the Sellers' names and/or marks within the indoor premises of its current and future wholesale customers whose principal business is not the retail sale and/or preparation of coffee beans and/or prepared coffee beverages nor the operation of a retail coffee establishment, provided that such preparation and distribution is not towards the effort of creating a retail presence so as to avoid the aforesaid restriction. However, Sellers shall not sell to nor license a wholesale customer which purchases whole beans for the purpose of obtaining the right to sell coffee beverages in order to avoid the restriction contained herein.

                           h.       CONFIDENTIALITY.  Purchaser and Sellers
shall hold in strict confidence (i) all documents and information obtained from the other Parties hereto, their employees, agents and/or independent contractors, (ii) the nature and content of this Agreement and all discussions between Purchaser and Sellers

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regarding the transactions contemplated herein, whether prior to or after the execution of this Agreement and (iii) the fact that Sellers and Purchaser have entered into this Agreement (all of the above shall collectively be referred to herein as "Confidential Information"), and shall not disclose or convey any of such Confidential Information to any other person, provided that Purchaser and Sellers may disclose Confidential Information (x) to such of their affiliates, shareholders, employees, attorneys, accountants and financial advisors as is reasonable to facilitate consummation of the transactions contemplated by this Agreement, (y) to the extent any such disclosure is required by law and (z) to landlords and other third parties as necessary to facilitate obtaining such parties' consent to the transfer of Assets hereunder.

                           i.       SELLERS TO OPERATE IN ORDINARY COURSE OF
BUSINESS. During the period from the date of this Agreement to the Closing Date, Sellers shall (i) carry on the Business and conduct their operations of the Assets and the Stores only in the ordinary and usual course of business consistent with past practices, (ii) use their best efforts to (A) preserve intact the Assets and the Stores, (B) keep available the services of their officers and employees and (C) preserve existing relationships with licensors, suppliers, distributors, customers, landlords and others having business relationships with Sellers with respect to the Business, (iii) not waive any right of substantial value related to the Business, and (iv) communicate on a regular and frequent basis with one or more designated representatives of Purchaser to report material operational matters and to report the general status of ongoing operations of the Business. Prior to the Closing Date and except as may be first approved by the Purchaser or as is otherwise permitted or required by this Agreement, Sellers shall refrain from entering into or amending or terminating any material contract or commitment with respect to the Business, except in the ordinary course of business.

                           j.       CERTAIN DEFAULTS. Sellers will give prompt
notice to Purchaser of:

                                  (i)       any notice of default received
subsequent to the date of this Agreement and prior to the Closing Date under any lease, instrument or agreement to which it is a party or by which it is bound, which default would, if not remedied, result in a material adverse effect on the Business, Assets or operation of any particular Store or which would render materially incomplete or untrue any representation made herein; and

                                 (ii)       any suit, action or proceeding
instituted or, to the knowledge of Sellers, threatened against or affecting Sellers, the Business or the Assets subsequent to the date of this Agreement and prior to the Closing Date which, if adversely

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determined, would result in a material adverse effect on the Business, Assets or operation of any particular Store or which would render materially incorrect any representation made herein.

                           k.       ADDITIONAL ACTIONS.  (i) Subject to the
terms and conditions of this Agreement, the parties hereto agree to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable. Such obligation shall include without limitation such efforts of each of the parties, prior to the Closing Date, to obtain, to be effective either at the Closing Date or as soon as practicable thereafter, any required consents with respect to, or novations of, any contracts, agreements, plans, leases, instruments, licenses, arrangements or commitments of Sellers in effect prior to the Closing Date. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Purchaser with full title to all properties, assets, rights, approvals, immunities and franchises of Sellers, the proper officers, directors or employees of each party to this Agreement shall take all such necessary action.

                                    (ii)    Sellers shall use their reasonable
best efforts to obtain consents from the landlords of the Stores, in which the landlords approve the assignment of the Stores from the Sellers to the Purchaser (the "Lease Assignments"). The Lease Assignments shall be in the form and substance of EXHIBIT D hereto.

                  5.       CONDITIONS TO CLOSING, CLOSING AND DELIVERIES AT
CLOSING.

                           a.       CONDITIONS TO PURCHASER'S OBLIGATIONS.
Subject to the terms of Paragraph 5(c) below, the obligation of Purchaser to consummate the transactions contemplated hereunder is expressly contingent upon the satisfaction, or written waiver by Purchaser in its sole discretion, of the following conditions precedent:

                                  (i)       Purchaser shall have received duly
executed originals of the following documents: (A) the opinion of Sellers' counsel, Ballard Spahr Andrews & Ingersoll, dated as of the Closing Date, in the form and substance of EXHIBIT B hereto, and (B) Bills of Sale for the Assets in the form and substance of EXHIBIT C hereto.

                                 (ii)       Sellers shall have performed in all
material respects the obligations required under this Agreement to be performed by them at or prior to the Closing, and Sellers shall

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have provided Purchaser an Officer's Certificate to such effect at Closing.

                                (iii)       The representations and warranties
of the Sellers contained herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that a different time is specifically stated in such representations and warranties, and Sellers shall have provided to Purchaser an Officer's Certificate to such effect at Closing.

                                 (iv)       No temporary restraining order,
preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal, state or foreign court or other governmental or regulatory authority and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking substantial damages against Purchaser or Sellers if the transactions contemplated by this Agreement are consummated, shall be pending which, in the good faith judgment of Sellers and Purchaser, has a reasonable probability of resulting in such order, injunction or substantial damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

                                  (v)       No federal, state, local or foreign
statute, rule or regulation shall have been enacted which would make the consummation of the transactions contemplated by this Agreement illegal.

                                 (vi)       Since the date hereof, there shall
not have been instituted and be continuing or threatened against any Seller, any claim, action or proceeding related to the Business or the Assets, which if determined adversely to such Seller could reasonably result in a material adverse effect on the Business, the Assets or the operation of any particular Store.

                                (vii)       No material adverse change shall
have occurred related to the Business or the Assets or the operation of any particular Store.

                               (viii)       Except for Lease Assignments not
obtained from landlords on or before the Closing Date, any and all other consents, assignments and releases required from third parties relating to contracts, licenses and other agreements and instruments that are part of the Assets shall have been obtained in form and substance satisfactory to Purchaser.

                                 (ix)       Sellers shall have delivered a final
version of SCHEDULE 1(A) which shall set forth the Assets to be transferred pursuant to this Agreement and such final version of SCHEDULE 1(A)

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shall not differ from the version of SCHEDULE 1(A) delivered on the date hereof if such difference results in a reduction in the value of the Assets being transferred hereunder by more than $2,500 or adversely affects the potential future operations of any Store by more than $2,500.

                                  (x)       Sellers shall have provided to
Purchaser a duly executed Officer's Certificate certifying that the conditions set forth in Paragraphs 5(a)(iv), (v), (vi), (vii), (viii) and (ix) have been satisfied.

                           b.       CONDITIONS TO SELLERS' OBLIGATIONS.  Subject
to the terms of Paragraph 5(c) below, the obligations of Sellers to consummate the transactions contemplated hereunder are expressly contingent upon the satisfaction, or written waiver by Sellers in their sole discretion, of the following conditions precedent:

                                  (i)       Sellers shall have received duly
executed originals of the Assumption Agreement in the form and substance of EXHIBIT A hereto.

                                 (ii)       Purchaser shall have performed in
all material respects its obligations required under this Agreement to be performed by it at or prior to the Closing, and Purchaser shall have provided to Sellers an Officer's Certificate to such effect at Closing.

                                (iii)       The representations and warranties
of Purchaser contained herein shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time, except to the extent that a different time is specifically stated in such representations and warranties, and Purchaser shall have provided to Sellers an Officer's Certificate to such effect at Closing.

                           c.       LOCATION OF CLOSING AND CLOSING DATE.
Unless otherwise agreed to by the Parties, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on March 27, 1996, or such later date as is agreed to by the Parties in writing (the "Closing Date"), (i) at the offices of Ballard Spahr Andrews & Ingersoll, 1225 17th Street, Suite 2300, Denver, Colorado 80202, or (ii) such other place as agreed to by the parties or (iii) with the consent of the parties by exchange of telecopied signature pages, with original manually executed signature pages to follow by Federal Express delivery to each of the parties promptly after the Closing.

                           d.       DELIVERIES AT CLOSING.

                                  (i)       Sellers shall execute and deliver or
cause to be executed and delivered, as the case may be, to Purchaser at

Closing the following, each of which must be reasonably satisfactory in form and substance to Purchaser, (A) the Bills of Sale for the Assets, (B) the opinion of Sellers' counsel, dated as of the Closing Date, (C) the Officer's Certificate described in Paragraphs 5(a)(ii) and (iii) above, (D) the Officer's Certificate described in Paragraph 5(a)(x) above, (E) certified copies of resolutions of the Board of Directors of each Seller approving the execution and delivery of this Agreement and consummation of all of the transactions contemplated hereby, duly certified by an officer of each Seller and (F) all other documents or certificates required to be delivered to Purchaser under the provisions of this Agreement.

                                 (ii)       Purchaser shall execute and deliver,
or cause to be executed and delivered, as the case may be, to Sellers at Closing the following, each of which must be reasonably satisfactory in form and substance to Sellers and their legal counsel (A) the Assumption Agreement, (B) the Officer's Certificate described in Paragraphs 5(b)(ii) and (iii) above, (C) a certified copy of resolutions of the Board of Directors of Purchaser approving the execution and delivery of this Agreement and consummation of all of the transactions contemplated hereby, duly certified by an officer of Purchaser and
(D) all other documents or certificates required to be delivered to Sellers under the provisions of this Agreement.

                  6.       REPRESENTATIONS AND WARRANTIES OF SELLERS.

                           Brothers, jointly and severally, and Bars and Retail,
severally, make the following representations and warranties to Purchaser, with the knowledge that all such representations and warranties made by Sellers shall, subject to Paragraph 9(a) below, survive execution of this Agreement, and with the full knowledge that Purchaser is entering into and consummating this Agreement in full reliance thereon.

                           a.       DUE INCORPORATION AND AUTHORIZATION. Each
of the Sellers (i) has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, (ii) is in good standing in every jurisdiction in which the nature of the business conducted by it or the character of the properties owned or leased by it makes such qualification necessary, except where the failure to be in good standing does not have a material adverse effect on the operation of any particular Store or on each Seller's Business taken as a whole, and (iii) has the full power and authority to enter into this Agreement and the documents referenced herein and to consummate the transactions contemplated herein and otherwise to perform its obligations hereunder. This Agreement has been duly authorized and executed by each of the Sellers and constitutes the legal, valid and binding obligation of each of the Sellers, enforceable against each Seller in accordance with its terms.

                           b.       VIOLATION.  The execution and delivery of
this Agreement by each of the Sellers, the assignment of the Leases and the consummation of the sale of the Assets contemplated hereby do not and will not
(i) violate any provision of the Certificate of Incorporation or by-laws of any of the Sellers, (ii) violate any material court or administrative order, process, judgment or decree to which any of the Sellers is a party or by which any of them (or any of their respective properties or assets) is bound or (iii) except as disclosed on SCHEDULE 6(B), violate any provision of, or result in the acceleration of or entitle any party to accelerate (whether after notice or lapse of time or both) any obligation under, or result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon the property of any of the Sellers pursuant to any provision of, any mortgage, lien, lease, agreement, license, or instrument to which any of the Sellers is a party.

                           c.       CONSENTS.  Except as disclosed on SCHEDULE
6(C) hereto, no consent or approval by or of, or any notification or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Sellers of this Agreement or the consummation of the transactions contemplated hereby.

                           d.       SCHEDULE OF ASSETS.  SCHEDULE 1(A) is true,
complete and correct in all material respects. All of the Assets are in satisfactory condition and repair for the requirements of the Business as now being conducted ordinary wear and tear excepted. There are no proceedings affecting any of the Assets pending or, to the knowledge of Sellers, threatened which may reasonably be expected to adversely curtail the use of the Assets for the purpose for which they were acquired or the purpose for which they are now used. Sellers are in possession of all Assets leased to them by others.

                           e.       ENCUMBRANCES.  Except as disclosed on
SCHEDULE 6(E) hereto, at Closing, each Seller shall have good and marketable title to (or a valid leasehold or contractual interest in) its Assets, free and clear of any and all liens, claims, encumbrances, debts or other adverse claims or rights of any kind.

                           f.       MISSTATEMENTS AND OMISSIONS.  No
representation or warranty by Sellers in this Agreement and/or any Exhibit, addendum or attachment hereto contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained therein not misleading.

                           g.       LITIGATION.  Except as disclosed on
SCHEDULE 6(G), there is no action, suit or proceeding pending or, to Sellers' knowledge, contemplated in or before any licensing, taxing or other governmental body or any court of law or arbitrator which could result in the avoidance of any term or condition hereunder, or create any liability on the part of Purchaser for the actions or operations of the Assets or Stores either on or before or following the Closing Date, or which challenges the right or ability of Sellers to enter into this Agreement and perform their obligations hereunder, or which relates in any manner to the Assets or the Business. Except as disclosed on SCHEDULE 6(G), to the knowledge of Sellers, there is no reasonable basis for a claim, action or proceeding against or relating to Sellers, the Assets or the Business which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Business, Assets or the operation of any particular Store. There is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring Sellers to take any action of any kind with respect to the Business or the Assets.

                           h.       FINANCIAL INFORMATION.  Sellers have
previously delivered to Purchaser the financial information set forth on
SCHEDULE 6(H) hereto with respect to the Assets and the Stores (the "Financial Statements"). The Financial Statements are true, correct and complete and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject (in the case of interim financial statements referred to above) to year-end audit adjustments.

                           i.       ORDINARY COURSE OF BUSINESS.  Except as set
forth in SCHEDULE 6(I) hereto, since January 1, 1995, (i) each Seller has operated its Assets and its Stores in the ordinary course, consistent with past practice, (ii) there has not been any change in the operations or condition, financial or otherwise, of the Business, including the Assets and the Stores, other than changes, none of which, individually or in the aggregate, has been materially adverse to each Seller's Assets or the operation of any particular Store, and (iii) there has not been any material Asset sold or disposed of (except inventory sold in the ordinary course of business), any material Asset mortgaged, pledged or subjected to any lien, charge or other encumbrance.

                           j.       COMPLIANCE WITH LAWS.

                                  (i)      Except as disclosed on SCHEDULE 6(J),
each Seller has complied and the Business has been operated in compliance with all applicable federal, state and local laws and regulations, including, without limitation, Environmental Laws and the Americans with Disabilities Act of 1990, and all applicable foreign laws and regulations relating to the operation of the Business, its Assets and its Stores, except where failure to comply with such laws and regulations would not have a material adverse effect on the Business or each Seller's operation of its Assets and its Stores, taken as a whole, or a material adverse effect as to the continued operation of any particular Store by Purchaser from and after the Closing Date. For purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local statute, ordinance, rule, regulation, order, consent decree, judgment or common-law doctrine, and provisions and conditions of permits, licenses and other operating authorizations relating to (i) pollution or protection of the environment, (ii) exposure of persons, including employees, to toxic or hazardous substances or other products, raw materials, chemicals or other substances, (iii) protection of the public health or welfare from the effects of by- products, wastes, emissions, discharges or releases of chemical substances from industrial or commercial activities or (iv) regulation of the manufacture, use or introduction into commerce of chemical substances, including, without limitation, their manufacture, formulation, labeling, distribution, transportation, handling, storage and disposal.

                                 (ii)       Each Seller, its employees or agents
have not caused or, to such Seller's knowledge, allowed the generation, treatment, storage, release or disposal of hazardous substances except in compliance with all Environmental Laws. Each Seller, its employees or agents have not received any written notice or, to the knowledge of such Seller, any other communication, from any governmental authority alleging or concerning any violation by such Seller of, or responsibility or liability of such Seller under, any Environmental Law. There are no pending, or to the knowledge of each Seller, threatened, claims, suits, proceedings or investigations with respect to the Business or the Assets alleging or concerning any violation of or responsibility or liability under any Environmental Law, nor does any Seller have any knowledge of any fact or condition which might reasonably be expected to give rise to such a claim, suit, proceeding or investigation. Each Seller is in possession of all material approvals, permits and licenses from all governmental authorities under statutes and regulations relating to the environment and to workplace health and safety with respect to the operation of the Business; there are no pending or, to the knowledge of each Seller, threatened, actions, proceedings or investigations seeking to revoke or deny renewal of any of such approvals, permits and licenses; and each Seller has no knowledge of any fact or condition which would reasonably be expected to give rise to any action, proceeding or investigation to revoke or deny renewal of such approvals, permits or licenses.

                           k.       INVENTORIES.  All of the inventories
included in the Financial Statements are usable and salable in the ordinary course of business, except for items of obsolete materials and materials of below-standard quality, all of which have been written off or written down to fair market value on the Financial Statements and in accordance with generally accepted accounting principles and except for such lack of usability and salability as would not have a material adverse affect on the value of the inventory. No inventory has been pledged as collateral.

                           l.       PERMITS AND LICENSES.  Except as disclosed
on SCHEDULE 6(L), each Seller has all permits, governmental licenses, registrations and approvals (collectively, "Approvals") necessary to carry on the Business as operated at its Stores (as presently conducted) as required by law or the rules and regulations of any federal, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over them, except where the failure to have any such Approvals would not have a material adverse affect on each Seller's operation of its Stores, taken as a whole, or a material adverse effect as to the continued operation of any particular Store by Purchaser from and after the Closing Date.

                           m.       MATERIAL CONTRACTS.  SCHEDULE 6(M) hereto
sets forth a list of all material contracts and agreements, whether oral or written, to which each of the Sellers is a party with respect to the Business. With respect to such contracts, except as set forth in SCHEDULE 6(M), Sellers (with respect to the contracts to which each is a party) are not in breach thereof or default thereunder and, to the best knowledge of Sellers, there does not exist under any such contract any event which, with the giving of notice or the lapse of time, would constitute such a breach or default, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained or as to which do not or would not have a material adverse affect on the Business or the operation of any particular Store.

                           n.       LABOR MATTERS.  SCHEDULE 6(N) hereto sets
forth all labor union and collective bargaining agreements and all employment or consulting contracts to which any Seller is a party and which are related to the Business.

                           o.       TAXES.  Each Seller has paid or accrued for
all applicable income, social security, withholding, sales, unemployment insurance, and other taxes of any kind relating to the Business due through the Closing Date, and each Seller has properly filed all required tax returns and applicable regulatory filings as provided by law which are due to be filed as of the Closing Date and shall file on a timely basis all such returns and filings, and shall make all related payments, required to be filed or made by such Seller with respect to the Assets and the Stores following the Closing Date. All such filings were true, correct and complete when made.

                           p.       OTHER TRANSACTIONS.  Sellers, individually
and in the aggregate, have not entered into any unterminated contract to sell (other than this Agreement) the Assets or the Stores, or any portion thereof.

                           q.       LEASES AND REAL PROPERTY.  Except as
disclosed on SCHEDULE 6(Q), the Leases are in full force and effect as written and the Sellers are in full compliance therewith. SCHEDULE 6(Q) lists each lease of real property related to the Business (including, without limitation, the Leases) under which any Seller is a lessee, lessor, sublessee or sublessor, as so designated therein. All leases, easements and other real property interests held by each Seller are valid and subsisting and, except as disclosed on
SCHEDULE 6(Q), each Seller is not in default thereunder. No Seller owns any real property used in the Business.

                           r.       ABSENCE OF UNDISCLOSED LIABILITIES.  Except
as disclosed in the Financial Statements, no Seller has any material liabilities or obligations (contingent or otherwise) relating to the Business or the Assets.

                           s.       FULL DISCLOSURE.  All instruments,
agreements and other documents delivered or to be delivered, or made available, to Purchaser pursuant to this Agreement are complete and correct in all material respects. No representation or warranty made by Sellers in this Paragraph 6 or the Schedules to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein necessary to make the statements on behalf of Sellers in this Paragraph 6 and the Schedules to this Agreement, in light of the circumstances in which they are made, not misleading.

                  7.       EXCLUSION OF WARRANTIES.

                           a.       NO WARRANTIES.  Provided that nothing in
this Paragraph 7(a) shall be deemed to limit the effect of the other covenants, representations and warranties made by Sellers in Paragraph 6, Paragraph 7(b) or elsewhere herein, the Parties agree that all FF&E shall be in good operating condition on the Closing Date, and are otherwise sold pursuant to this Agreement "AS IS".

                  EXCEPT AS TO THE OPERATING CONDITION ON THE DAY OF CLOSING, THERE ARE NO WARRANTIES WITH RESPECT TO THE FF&E WHICH EXTEND BEYOND THE DESCRIPTION UPON THE FACE HEREOF. EXCEPT AS PROVIDED ELSEWHERE IN THIS AGREEMENT, SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THOSE WITH RESPECT TO THE CONDITION OF THE ASSETS, THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR WITH RESPECT TO PATENT INFRINGEMENT OR THE LIKE.

                           Except as provided in this Agreement, Sellers shall
have no liability to Purchaser for any claim, loss or damage as a result of (i) any non-operating deficiency or defect in the FF&E, (ii) the use or performance of the FF&E or (iii) any interruption or loss of service or of use of the FF&E.

                           b.       LIMITED WARRANTY.  The Sellers hereby
warrant that all Assets, including, without limitation, all FF&E and buildouts in the Stores, are in good operating condition as of the Closing Date, and Purchaser shall have a period of six (6) months from the Closing Date to notify Seller of any nonconforming Assets pursuant to this warranty. In the event that Purchaser determines and establishes that any of such Assets were not in good operating condition as of the Closing Date, Sellers shall reimburse Purchaser within five (5) business days of Sellers' receipt of the reimbursement request for any of Purchaser's reasonable costs related to repairing or replacing such defective items. Sellers shall not be obligated to reimburse Purchaser for any repairs and/or replacements of such items if such repair and/or replacement shall cost less than one hundred dollars ($100) per item, except that the Sellers shall reimburse Purchaser for any such repairs and/or replacements which aggregate in excess of five hundred dollars ($500) in any one Store. All equipment and construction warranties applicable to the Assets shall, to the extent assignable, be assigned by the Sellers at Closing to Purchaser.

                  8.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                           Purchaser makes the following representations and
warranties to Sellers, with the knowledge that all such representations and warranties made by Purchaser shall, subject to Paragraph 9(a) below, survive execution of this Agreement, and with full knowledge that Sellers are entering into and consummating this Agreement in full reliance thereon.

                           a.       DUE INCORPORATION AND AUTHORIZATION.
Purchaser (i) has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, (ii) is in good standing in every jurisdiction in which the nature of the business conducted by it or the character of the properties owned or leased by it makes such qualification necessary, except where the failure to be in good standing does not have a material adverse effect on Purchaser's business taken as a whole, and (iii) has the full power and authority to enter into this Agreement and to consummate the transactions contemplated herein and otherwise to perform its obligations hereunder. This Agreement has been duly authorized and executed by the Purchaser and constitutes the legal, valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

                           b.       VIOLATION.  The execution and delivery of
this Agreement by the Purchaser, the acceptance of the valid assignment of the Leases, the consummation of the purchase of the Assets and the assumption of the Assumed Liabilities contemplated hereby will not (i) violate any provision of the articles of incorporation or by-laws of the Purchaser or (ii) violate any material court or administrative order, process, judgment or decree to which either Purchaser is a party or by which Purchaser is bound.

                           c.       CONSENTS.  No consent or approval by, or any
notification of or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Purchaser of this Agreement or the consummation of the transactions contemplated hereby, other than those consents which have been obtained.

                           d.       MISSTATEMENTS AND OMISSIONS.  No
representation or warranty of Purchaser in this Agreement and/or any Exhibit, addendum or attachment hereto, contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained therein not misleading.

                           e.       LITIGATION.  Purchaser is not aware of any
action, suit or proceeding pending or contemplated in or before any licensing, taxing or other governmental body or any court of law which could result in the avoidance of any term or condition hereunder or which challenges the right or ability of Purchaser to enter into this Agreement and perform its obligations hereunder.

                           f.       FINANCING.  There is no financing
contingency which may prohibit or delay Purchaser's ability to close the transactions contemplated hereby.

                  9.       INDEMNIFICATION.

                           a.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
Regardless of any investigations of any Party made prior to the Closing, all representations and warranties made by Sellers and Purchaser herein shall survive the Closing hereunder for a period of one (1) year following the Closing Date, and any claim with respect to the inaccuracy of any such representation or warranty must be made during such one-year period; provided, however, that the representations and warranties contained in Paragraphs 6(d), 6(e), 6(j) and 6(o) hereof shall survive the closing until expiration of applicable statutes of limitation.

                           b.       AGREEMENT TO INDEMNIFY.

                                  (i)       Subject to the limitations set forth
in this Paragraph 9, from and after the Closing, Brothers, jointly and severally, and Bars and Retail, severally, agree to indemnify, defend and hold Purchaser and its directors, officers, employees and agents harmless from and against any and all demands, claims, losses, damages, costs and expenses of any kind, including without limitation interest, costs, penalties and reasonable attorneys' fees (collectively, "Damages"), asserted against, resulting from, imposed upon or incurred or suffered by Purchaser and its directors, officers, employees and agents as a result of or arising from (A) the Nonassumed Liabilities, (B) the Assumed Liabilities on or prior to the Closing Date and (C) any inaccuracy in or breach or nonfulfillment in any material respect of any representation, warranty, covenant or agreement of Sellers contained in this Agreement.

                                 (ii)       Subject to the limitations set forth
in this Paragraph 9, Purchaser agrees to indemnify, defend and hold Sellers harmless from and against any and all Damages, asserted against, resulting from, imposed upon or incurred or suffered by Sellers as a result of or arising from
(A) the Assumed Liabilities after the Closing Date and (B) any inaccuracy in or breach or nonfulfillment in any material respect of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement.

                                (iii)       For purposes of this Paragraph 9,
all Damages shall be computed net of (A) any insurance proceeds actually received by the indemnified party with respect thereto and (B) any amounts recovered from any third parties based on claims the indemnified party has against such third parties which reduce the Damages that would otherwise be sustained. Each indemnified party agrees to use reasonable efforts to pursue any claims or rights it may have against any third party, or otherwise cooperate with the indemnifying party, so as to reduce the amount of Damages otherwise incurred by such indemnified party.

                           c.       PROCEDURE FOR INDEMNIFICATION.

                                  (i)       In the event that any indemnified
party receives written notice of the commencement of any action or proceeding, the assertion of any claim by a third party or the imposition of any penalty or assessment for which indemnity may be sought pursuant to this Paragraph 9 (a "Third Party Claim"), and such indemnified party intends to seek indemnity pursuant to this Paragraph 9, such indemnified party shall promptly provide the indemnifying party with written notice of such Third Party Claim (provided that failure to provide such notice shall not effect the indemnified party's right to indemnity hereunder), and such indemnifying party shall, upon receipt of such notice, be entitled to participate in or, at the indemnifying party's option, assume the defense, appeal or settlement of such Third Party Claim with respect to which such indemnity has been invoked with counsel of its choosing, subject to the consent of the indemnified party, which consent shall not be unreasonably withheld, and such indemnified party shall fully cooperate with the indemnifying party in connection therewith; PROVIDED that such indemnified party shall be entitled to employ counsel to represent such indemnified party if, in such indemnified party's reasonable judgment, a conflict of interest between the indemnifying party and the indemnified party exists in respect of such Third Party Claim and in that event the fees and expenses of such separate counsel after the date on which the indemnifying party assumes the defense shall be paid by the indemnified party. In the event that the indemnifying party fails to assume the defense, appeal or settlement of such Third Party Claim within twenty (20) days after receipt of written notice thereof from such indemnified party, such indemnified party shall have the right to undertake the defense or appeal of or settle or compromise such Third Party Claim on behalf of, at the expense of, and for the account and risk of the indemnifying party. The indemnifying party shall not settle or compromise any Third Party Claim without such indemnified party's prior written consent, which shall not be unreasonably withheld, unless the terms of such settlement or compromise release such indemnified party from any and all liability with respect to such Third Party Claim.

                                 (ii)       Any indemnifiable claim that is not
a Third Party Claim shall be asserted by the party entitled to indemnification hereunder by written notice to the indemnifying party in compliance with the terms of this Agreement. If the indemnifying party does not respond to such notice within sixty (60) days, it shall have no further right to contest the validity of such claim.

                           d.       LIMITATIONS ON INDEMNIFICATION.  Sellers
shall not be liable for Damages under Paragraph 9(b)(i), and Purchaser shall not be liable for Damages under Paragraph 9(b)(ii), unless the aggregate amount of Damages for which Sellers or Purchaser, as the case may be, would, but for the provisions of this Paragraph 9(d), be liable exceeds, on an aggregate basis, $10,000 and then only to the extent of any such excess; provided, that such limitation shall not be applicable to Seller's limited warranty, set forth in Paragraph 7(b). The aggregate liability of Sellers, on the one hand, and Purchaser, on the other hand, under this Paragraph 9 shall in no event exceed the Purchase Price.

                           e.       REMEDIES EXCLUSIVE.  The remedies provided
in this Paragraph 9 shall be exclusive and shall preclude assertion by an indemnified party of any other rights or the seeking of any and all other remedies against an indemnifying party for claims based on this Agreement.

                           f.       PAYMENTS.  Payments of all amounts owing by
any indemnifying party pursuant to this Paragraph 9 relating to a Third Party Claim shall be made within fifteen (15) days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the indemnifying party's liability to the indemnified party under this Agreement. Payments of all amounts owing by any indemnifying party other than for a Third Party Claim shall be made within fifteen (15) days after the later of (i) the expiration of the 60-day indemnity notice period set forth in Paragraph 9(c)(ii) or (ii) the expiration of the period for appeal of a final adjudication of the indemnifying party's liability to the indemnified party under this Agreement.

                  10.      TRANSFER; RISK OF LOSS.

                           a.       TRANSFER OF ASSETS AND ASSUMPTION OF ASSUMED
LIABILITIES. Purchaser shall take over and assume management and operational control of the Stores, shall acquire legal and beneficial ownership of the Assets related to such Stores, and shall assume, acquire, take over and become responsible for the Assumed Liabilities related thereto as of the end of the day on the Closing Date.

                           b.       RISK OF LOSS.  Sellers shall retain all risk
of destruction, loss or damage due to fire or other casualty with respect to each Store and its related Assets through the Closing Date.

                  11.      CERTAIN TRANSITION PROVISIONS.

                           a.       TAXES AND RENTS.  Taxes, rents and all other
charges due under the Leases shall be paid by Sellers through the last day of the month in which the Closing occurs, without reimbursement by Purchaser. All utility and telephone services to the Stores premises shall be discontinued in Sellers' names within a reasonable period following the Closing and Sellers shall no longer be responsible for payment of the related charges effective, in each case, on and as of the close of business on the last day of the month in which the Closing occurs.

                           b.       PRE-CLOSING CREDITS.  Purchaser shall
reimburse Sellers within ten (10) business days of receipt of any retroactive credits or other amounts (excluding security deposits) which all or partially relate to any period prior to Closing (for example, a real estate tax credit arising after the Closing that relates to the period nine (9) months before and three (3) months after Closing will be reimbursed by Purchaser to Sellers to the extent of seventy-five percent (75%) of such credit received by Purchaser).

                           c.       POST-CLOSING CHARGES.  Sellers shall
reimburse Purchaser within ten (10) business days after receiving written notice from Purchaser of any charges which all or partially relate to any period prior to Closing and which are not Assumed

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Liabilities (for example, a real estate tax charge received from a landlord after the Closing that relates to the period nine (9) months before and three
(3) months after Closing will be reimbursed by Sellers to the extent of seventy-five percent (75%) of the bill).

                           d.       SUPPLY AGREEMENT.  Commencing on the Closing
Date and continuing for a period of six (6) months thereafter, Sellers hereby agree to supply to the Purchaser and the Stores whole coffee beans on substantially the same terms and conditions (i.e., quantity of beans, quality of beans, type of beans and delivery terms) as Sellers provided such whole coffee beans to the Stores immediately prior to the Closing; PROVIDED, HOWEVER, that the price of such whole coffee beans to the Purchaser and/or the Stores shall be Sellers' cost for such beans plus ten percent (10%) (F.O.B. the Sellers' shipping dock or any third party coffee supplier's shipping dock, as the case may be), or if less, such lower cost for such beans as is offered by Brothers to its other coffee bar stores. Sellers shall not be responsible or liable to the Purchaser and/or the Stores for any damages suffered by the Purchaser and/or the Stores for late delivery or non-delivery of such beans if such damages are attributable solely to the actions or inactions of third parties unrelated to the Sellers.

                           e.       PERSONNEL SUPPORT.  For a period of up to
two (2) months following the Closing, Sellers shall make the administrative personnel listed on Schedule 11(e) available to Purchaser during normal business hours upon reasonable notice, at Purchaser's option and at Purchaser's sole cost and expense, for not in excess of an aggregate of five (5) hours per week, to answer questions and otherwise assist in the transition.

                  12. TAXES AND EXPENSES. All sales, transfer, use and similar taxes and recording and similar fees incurred in connection with the sale, conveyance or transfer of the Assets to Purchaser, to the extent required by the respective governmental authorities, shall be paid in full by Sellers. Sellers shall also be responsible for any and all fees charged by the landlords in their review and/or processing of the Leases and the Lease Assignments.

                  13. PUBLIC ANNOUNCEMENTS. Sellers and Purchaser shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by law.

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                  14.      MISCELLANEOUS.

                           a.       WAIVER.  Failure of a Party to insist upon
the strict performance of any covenant, term, condition, warranty, guarantee or indemnification of this Agreement or to exercise any right or remedy accruing therefrom, shall not constitute a waiver by such Party of any unremedied breach or the performance of any such covenant, term, condition, warranty, guarantee or indemnification. A waiver shall be effective only upon a written instrument executed by all of the Parties. Any waiver of any breach shall not affect or alter this Agreement, but rather each and every covenant, term, condition, warranty, guarantee and indemnification shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

                           b.       EXPENSES AND ABSENCE OF COMMISSIONS.
Purchaser and Sellers each agree to bear their own legal, accounting, and other expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby. Purchaser and Sellers also acknowledge and warrant to each other that none of them has incurred any liability for commissions, finder's fees, or similar claims in connection with this transaction, except that Sellers shall be responsible for and hereby indemnify Purchaser against all of the fees of Donaldson, Lufkin & Jenrette in connection herewith.

                           c.       NOTICES.  All notices, demands, or other
communications given under this Agreement shall be in writing, and shall be effective either when hand-delivered, or one (1) day after sent by Federal Express or such comparable overnight delivery service, or three (3) days after mailed postage prepaid, certified or registered mail, return receipt requested,
(i) to Purchaser at Foster Brothers Corporation, Attention: Kent Foster, 5550 Friendship Boulevard, Suite 260, Chevy Chase, Maryland, 20815, Telephone No.
(301) 656-9800 and Telecopy No. (301) 656-9801; (ii) to Guarantor at Mr. Kent Foster, c/o Global Communications Systems Incorporated, 5550 Friendship Boulevard, Suite 260, Chevy Chase, Maryland, 20815, Telephone No. (301) 656-5858 and Telecopy No. (301) 656-3718; and (iii) to the Sellers at 2255 Glades Road, Suite 100E, Boca Raton, Florida 33431, Attention: Donald D. Breen, President and Chief Executive Officer, Telephone No. (407) 995-2638 and Telecopy No. (407) 241-6690, with a copy to John L. Ruppert, Esq., Ballard Spahr Andrews & Ingersoll, 1225 17th Street, Suite 2300, Denver, Colorado 80202, Telephone No.
(303) 299-7313 and Telecopy No. (303) 296-3956.

                           d.       ASSIGNABILITY AND BENEFIT.  All of the terms
of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the respective legal representatives, and the successors and permitted assigns of the Sellers, Purchaser and Guarantor. Notwithstanding the above, this Agreement shall not be

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

assignable by any Party without the prior written consent of all of the other Parties, which consent may be withheld by a Party in its sole discretion; provided, however, that Sellers may assign their rights, but not their obligations, under this Agreement to the principal lender under Brothers' revolving credit or term loan facility and; provided that a reincorporation by any party shall not be deemed an assignment.

                           e.       CONSTRUCTION.  This Agreement is being
delivered in the State of Colorado, and shall be construed and enforced in accordance with the laws of such jurisdiction. Captions used in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and will not be deemed to limit, characterize or any way affect any provision of this Agreement. All provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

                           f.       ENTIRE AGREEMENT.  This Agreement, together
with all Schedules and Exhibits hereto which are incorporated herein by this reference, contains all of the agreements and understandings between the parties hereto, and no oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes and modifications to be valid shall be by written instrument executed by each of the Sellers and Purchaser. If for any reason any provision of this Agreement should be declared void, illegal or invalid, such declaration shall not affect the validity of the remainder of this Agreement, which shall continue in force as if executed with the void, illegal or invalid provision eliminated. The Parties agree to accept and be bound by facsimile signatures, with originals to follow by overnight mail.

                           g.       COUNTERPARTS.  This Agreement may be
executed in counterparts, each of which shall be deemed an original and all of which counterparts taken together shall constitute one and the same Agreement.

                           h.       ATTORNEYS' FEES.  If any Party shall bring
any action, suit, counterclaim or appeal for any relief against any other Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this Paragraph includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought by it.

                           i.       GUARANTOR'S GUARANTY.  By joining in this
Agreement, Guarantor guarantees to Sellers the full and prompt payment and performance (not just collection) by Purchaser of all of Purchaser's covenants and obligations under this Agreement, including, without limitation, any obligation to indemnify Sellers. If Purchaser does not perform a covenant or obligation under this Agreement, the Guarantor shall promptly perform the covenant or obligation. This guaranty of Guarantor is an absolute, irrevocable, primary, continuing, unconditional and unlimited guaranty of performance and payment, and is not a guaranty of collection. This guaranty shall remain in full force and effect (and shall remain in effect notwithstanding any amendment to this Agreement) until all of Purchaser's obligations, including, without limitation, Purchaser's indemnification obligations, have been paid, observed, performed or discharged in full. The Guarantor has full capacity, power and authority to enter into this Agreement and to carry out the covenants and agreements specifically made by the Guarantor in this Agreement, and this Agreement is binding on the Guarantor and enforceable against the Guarantor in accordance with the terms of this Agreement.

                                 * * * * * * * *

                  IN WITNESS WHEREOF, Sellers and Purchaser have caused this Agreement to be signed as of the date first set forth above.

                                     BROTHERS COFFEE BARS, INC.

                                     By: /s/ DONALD D. BREEN
                                         ---------------------------------------
                                     Name (Print): DONALD D. BREEN
                                     Title: President

                                     BROTHERS GOURMET COFFEES, INC.

                                     By: /s/ DONALD D. BREEN
                                         ---------------------------------------
                                     Name (Print): DONALD D. BREEN
                                     Title: President

                                     BROTHERS RETAIL CORP.

                                     By: /s/ DONALD D. BREEN
                                         ---------------------------------------
                                     Name (Print): DONALD D. BREEN
                                     Title: President

                                     FOSTER BROTHERS CORPORATION

                                     By: /s/ KENT S. FOSTER
                                         ---------------------------------------
                                     Name (Print): Kent S. Foster
                                     Title: President

                                     KENT FOSTER

                                     By: /s/ KENT S. FOSTER
                                         ---------------------------------------
                                     Name (Print): Kent Foster